Exhibit 97

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

FOR

SMARTSTOP SELF STORAGE REIT, INC.

Effective as of April 1, 2025

1.
Purpose. The purpose of this Policy is to describe the circumstances in which Executive Officers will be required to repay, return, or forfeit Erroneously Awarded Compensation to the Company. This Policy shall be interpreted to comply with Rule 10D-1 promulgated under the Securities Exchange Act of 1934, as amended, and the related listing rules of the Exchange, and, to the extent this Policy is deemed inconsistent with such rules in any manner, this Policy shall be treated as retroactively amended to be compliant with such rules. Capitalized terms shall have the meanings ascribed to such terms in Section 3 below.

2.
Administration. This Policy shall be administered by the Committee. The Committee has full and final authority to make all determinations under this Policy, in each case to the extent permitted under the listing rules of the Exchange and in compliance with (or pursuant to an exemption from the application of) Section 409A of the Code. Any determinations made by the Committee shall be final and binding on all affected individuals.

3.
Definitions. For purposes of this Policy, the following capitalized terms shall have the meanings set forth below.

(a)
“Accounting Restatement” shall mean an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement).

(b)
“Board” shall mean the Board of Directors of the Company.

(c)
“Clawback Eligible Incentive Compensation” shall mean all Incentive-based Compensation Received by an Executive Officer (i) on or after October 2, 2023, (ii) after beginning service as an Executive Officer, (iii) who served as an Executive Officer at any time during the applicable performance period for such Incentive-based Compensation (whether or not such Executive Officer is serving at the time the Erroneously Awarded Compensation is required to be repaid, returned, or forfeited to the Company Group), (iv) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (v) during the applicable Clawback Period.

(d)
“Clawback Period” shall mean, with respect to any Accounting Restatement, the three completed fiscal years of the Company immediately preceding the Restatement Date, including any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years.

(e)
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder includes such section or regulation, any valid regulation or other official guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(f)
“Committee” shall mean the Compensation Committee (if composed entirely of independent directors) of the Board, or, in the absence of such a committee, a majority of the independent directors serving on the Board.

(g)
“Company” shall mean SmartStop Self Storage REIT, Inc., a Maryland corporation.

(h)
“Company Group” shall mean the Company, together with each of its direct and indirect subsidiaries.

(i)
“Erroneously Awarded Compensation” shall mean, with respect to each Executive Officer in connection with an Accounting Restatement, the amount of Clawback Eligible Incentive Compensation Received that exceeds the amount of Incentive-based Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid. For Incentive-based Compensation based on (or derived from) stock price or total stockholder return where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement, the amount shall be determined by the Committee based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total stockholder return upon which the Incentive-based Compensation was Received (in which case, the Company shall maintain documentation of such determination of that reasonable estimate and provide such documentation to the Exchange). With respect to any compensation plans or programs of the Company Group that take into account Incentive-Based Compensation, the amount of Erroneously Awarded Compensation subject to recovery (or, to the extent such amount has not yet been paid, forfeiture) under this Policy includes, but is not limited to, the amount of Erroneously Awarded Compensation credited to any notional account and any notional earnings attributable thereto.

(j)
“Exchange” shall mean a national securities exchange or national securities association on which the Company has listed securities.

(k)
“Executive Officer” shall mean each individual who is currently or was previously designated as an “officer” of the Company in accordance with Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended.

(l)
“Financial Reporting Measure” shall mean a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any other measure that is derived wholly or in part from such measure. Stock price and total stockholder return (and any measure that is derived wholly or in part from stock price or total stockholder return) shall be considered Financial Reporting Measures for purposes of this Policy. For the avoidance of doubt, a Financial Reporting Measure need not be presented in the Company’s financial statements or included in a filing with the SEC.

(m)
“Incentive-based Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

(n)
“Policy” shall mean this Policy for the Recovery of Erroneously Awarded Compensation, as the same may be amended and/or restated from time to time.

(o)
“Received” shall, with respect to any Incentive-based Compensation, mean deemed receipt, and Incentive-based Compensation shall be deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-based Compensation award is attained, even if payment or grant of the Incentive-based Compensation occurs after the end of that period (subject to applicable law, including any Incentive-based Compensation the payment of which has been deferred). For the avoidance of doubt, Incentive-based Compensation that is subject to both a Financial Reporting Measure vesting condition and a service-based vesting condition shall be considered received when the relevant Financial Reporting Measure is achieved, even if the Incentive-based Compensation continues to be subject to the service-based vesting condition.

(p)
“Restatement Date” shall mean the earlier to occur of (i) the date the Board, a committee of the Board or the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement.

(q)
“SEC” shall mean the U.S. Securities and Exchange Commission.

4. Recovery of Erroneously Awarded Compensation.

(a)
In the event that the Company is required to prepare an Accounting Restatement, the Company must recover, reasonably promptly, Erroneously Awarded Compensation Received by any Executive Officer during the applicable Clawback Period, in amounts determined by the Committee pursuant to this Policy. The Company’s obligation to recover Erroneously Awarded Compensation is not dependent on if or when the Company files restated financial statements. Recovery under this Policy with respect to an Executive Officer shall not require the finding of any misconduct by such Executive Officer or such Executive Officer being found responsible for the accounting error leading to an Accounting Restatement. In the event of an Accounting Restatement, the Committee shall determine, in its sole and absolute discretion, the timing and method for promptly recovering Erroneously Awarded Compensation hereunder, including, without limitation, the cancellation of or offsetting against any planned future cash or equity-based awards, to the extent permitted under the listing rules of the Exchange and in compliance with (or pursuant to an exemption from the application of) Section 409A of the Code. The Committee has the power, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other adviser as it deems necessary or appropriate to carry out its duties under this Policy.

(b)
Notwithstanding anything herein to the contrary, the Company shall not be required to take the actions contemplated by Section 4(a) above to the extent that one or more of the following conditions are met and the Committee determines that recovery would therefore be impracticable:

(i)
The direct expense paid to a third party to assist in enforcing this Policy against an Executive Officer would exceed the amount to be recovered, after the Company has made a reasonable attempt to recover the applicable Erroneously Awarded Compensation, documented such attempts and provided such documentation to the Exchange; or

(ii)
Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of any member of the Company Group, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Code.

5.
Reporting and Disclosure. The Company shall file all disclosures with respect to this Policy in accordance with the requirements of the federal securities laws, including the disclosures required by applicable SEC filings.

6.
Indemnification Prohibition. No member of the Company Group shall be permitted to indemnify any Executive Officer against the loss of any Erroneously Awarded Compensation that is repaid, returned,

recovered, or forfeited pursuant to the terms of this Policy, including any payment or reimbursement for the cost of third-party insurance purchased by an Executive Officer to cover such losses incurred under this Policy. Further, no member of the Company Group shall enter into any agreement that exempts any Incentive-based Compensation from the application of this Policy or that waives the Company Group’s right to recovery of any Erroneously Awarded Compensation, and this Policy shall supersede any such agreement (whether entered into before, on, or after the Effective Date).

7.
Interpretation. The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy.

8.
Effective Date. This Policy shall be effective as of the date above.

9.
Amendment; Termination. The Compensation Committee may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary, including as and when it determines that it is legally required by any federal securities laws, SEC rules, or the listing rules of the Exchange. The Board may terminate this Policy at any time. Notwithstanding anything in this Section 9 to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities laws, SEC rules, or the listing rules of the Exchange.

10.
Acknowledgment; Benefits Conditioned on Agreeing to this Policy. Each Executive Officer shall be required to sign and return to the Company, within thirty (30) calendar days following the later of (i) the Effective Date of this Policy or (ii) the date the individual becomes an Executive Officer, the Acknowledgment Form attached hereto as Exhibit A, pursuant to which such Executive Officer will agree to be bound by the terms of this Policy. Any employment agreement, equity award agreement, compensatory plan or any other agreement or arrangement with an Executive Officer shall be deemed to include, as a condition to the grant or receipt of any benefit thereunder, an agreement by the Executive Officer to abide by, and for such Executive Officer and his/her Incentive-based Compensation to be subject to, the terms of this Policy. For the avoidance of doubt, each Executive Officer will be fully bound by, and must comply with, this Policy, whether or not such Executive Officer has executed and returned such Acknowledgment Form to the Company.

11.
Other Recoupment Rights; Company Claims. The Board intends that this Policy will be applied to the fullest extent of the law. This Policy should be considered as a supplement to any other clawback policy in effect now or in the future at the Company or any other member of the Company Group, and if such other policy provides that a greater amount of compensation shall be subject to clawback, such other policy shall apply to the amount in excess of the amount subject to clawback under this Policy. Any right of recoupment (or right to apply a forfeiture) under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment (or forfeiture) that may be available to the Company Group under applicable law, regulation, or rule or pursuant to the terms of any similar policy in any employment agreement, compensation plan or program, award agreement, or similar document and any other legal remedies available to the Company Group, in each case to the extent permitted under the listing rules of the Exchange and in compliance with (or pursuant to an exemption from the application of) Section 409A of the Code. Nothing contained in this Policy, and no recoupment, recovery, or forfeiture as contemplated by this Policy, shall limit any claims, damages, or other legal remedies the Company Group may have against an Executive Officer arising out of or resulting from any actions or omissions by the Executive Officer.

12. Successors. This Policy shall be binding and enforceable against all Executive Officers and their beneficiaries, heirs, executors, administrators or other legal representatives.

Exhibit A

POLICY FOR THE

RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

FOR

SMARTSTOP SEWLF STORAGE REIT, INC.

ACKNOWLEDGMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Policy for the Recovery of Erroneously Awarded Compensation for SmartStop Self Storage REIT, Inc. (the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgment Form (this “Acknowledgment Form”) shall have the meanings ascribed to such terms in the Policy.

By signing this Acknowledgment Form, the undersigned acknowledges and agrees that the undersigned and the undersigned’s Incentive-based Compensation are and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with any member of the Company Group. In the event of any inconsistency or conflict between the Policy and any prior, existing or future employment agreement, compensation plan or program, award agreement or similar document to which the undersigned is or becomes a party or that otherwise is or becomes applicable to the undersigned (collectively, “compensation arrangements”), the undersigned acknowledges and agrees that the Policy shall govern such compensation arrangements, and all such compensation arrangements are hereby automatically deemed amended to the extent necessary to give effect to the Policy. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by (i) waiving any rights to indemnification or any claim to insurance under a policy paid for by the Company, in either case in connection with the recovery of Erroneously Awarded Compensation under the Policy, and (ii) returning any Erroneously Awarded Compensation to the extent required by the Policy.

Signature:

Print Name:

Date: